UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K/A

(Amendment No. 1)

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 11, 2018

Surge Holdings, Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-52522	98-0550352
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3124 Brother Blvd 104

Bartlett, TN 38133

(Address of principal executive offices) (zip code)

(800) 760-9689

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statements and Exhibits

As reported on our Current Report on Form 8-K filed with the Securities and Exchange Commission on April 16, 2018, on April 11, 2018, Surge Holdings, Inc. (the “Company”) closed the merger transaction (the “Merger”) that was the subject of that certain Agreement and Plan of Reorganization (the “Merger Agreement”) with True Wireless, Inc., an Oklahoma corporation (“TW”) dated as of April 11, 2018. At closing, in accordance with the Merger Agreement, TW merged with and into TW Acquisition Corporation, a Nevada corporation (“Merger Sub”), a wholly-owned subsidiary of Surge Holdings, Inc. (the “Merger”), with TW being the surviving corporation. As a result of the Merger, TW became a wholly-owned subsidiary of the Company.

The purpose of this amended filing is to enclose the audited financial statements of TW for the years ended December 31, 2017 and 2016 and the unaudited financial statements for TW for the period ended March 31, 2018, and pro forma financial statements, as required.

Exhibits

99.1	Audited financial statements of True Wireless, Inc. for the years ended December 31, 2017 and 2016

99.2	Unaudited financial statements of True Wireless, Inc. for the three months ended March 31, 2018

99.3	Unaudited pro forma condensed combined financial statements of True Wireless, Inc. and Surge Holdings, Inc. as of March 31, 2018, December 31, 2017 and December 31, 2016

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Surge Holdings, Inc. a Nevada corporation

Date: June 25, 2018	By:	/s/ Kevin Brian Cox
Kevin Brian Cox
Chief Executive Officer (Principal Executive Officer)

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